CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
OF
HOME SOLUTIONS OF AMERICA, INC.

 PURSUANT TO 18 U.S.C. SECTION 1350

                I, R. Andrew White, Chief Executive Officer and Chief Financial Officer of HOME SOLUTIONS OF AMERICA, INC. (the "Company"), hereby certify that the accompanying Annual Report on Form 10-KSB for the year ended December 31, 2002 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section, and the information contained in the Report presents fairly, in all material respects, the financial condition and results of operations of the Company.

/s/ R. Andrew White
R. Andrew White
Chief Executive Officer and Chief Financial Officer
Date: March 31, 2003

A signed original of this written statement required by Section 906 has been provided to Home Solutions of America, Inc. and will be retained by Home Solutions of America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.